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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of MK Gold Company of our report dated September 9, 1999 included in Registration Statement Nos. 33-84754 and 333-16765. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


ARTHUR ANDERSEN

Jorge Segura Rodriguez

November 11, 1999